SpaceX Reports Second Quarter 2026 Results • Demonstrated the power of extreme vertical integration, delivering revenue growth of 92% year-over-year across Space, Connectivity and AI • Completed two successful Starship V3 flight tests in the past 90 days, advancing towards full and rapid reusability • Closed multiple industry-leading Cloud Services Agreements resulting in $14.1 billion of contracted sales • Announced agreement to acquire Cursor for $60 billion to accelerate the AI enterprise opportunity • Released our most powerful AI model yet with Grok 4.5 in July • Delivered 66% revenue and 79% income from operations growth year-over-year for the Connectivity segment, driven by a doubling of Starlink Subscribers and continued momentum in Enterprise & Government • Awarded over $6 billion in multi-year U.S. government contracts for Starshield SpaceX (Nasdaq: SPCX) announced the following financial results for the quarter ended June 30, 2026, as compared to the prior year quarter: • Revenues of $7.8 billion, up 92% from $4.1 billion • Net loss of $541 million, an improvement of $467 million from net loss of $1.0 billion • Adjusted EBITDA of $3.5 billion, up 191% from $1.2 billion CFO Commentary: 2026 has been a momentous year so far, and the second quarter demonstrated the true power of SpaceX. Revenue growth accelerated across all our business segments and we delivered strong operating leverage, with significant margin expansion led by our new AI compute agreements. Our unparalleled leadership in launch, Starlink subscriber growth, new enterprise and government partnerships, and best-in-class AI infrastructure underscore our ability to drive meaningful scale and deliver attractive returns. As a newly public company, we are delighted to welcome our broad base of shareholders and bondholders. We ended the second quarter with $100 billion of cash, cash equivalents, and marketable securities, and $47.5 billion in backlog. This financial strength gives us substantial capacity to invest in Starship, Starlink Broadband and Mobile satellites, and our AI platform, while maintaining a disciplined long-term capital allocation framework. Note: Adjusted EBITDA is a non-GAAP financial measure. See Note 1 for additional information regarding Adjusted EBITDA. A reconciliation to the most comparable GAAP financial measure is provided under “Reconciliation of Net Loss to Adjusted EBITDA.” 1

2

Second Quarter Financial Highlights $, in millions Three Months Ended Six Months Ended June 30, 2026 March 31, 2026 June 30, 2025 June 30, 2026 June 30, 2025 Revenue Space $962 $619 $746 $1,581 $1,611 Connectivity 4,291 3,257 2,588 7,548 5,062 AI 2,561 818 737 3,379 1,465 Total $7,814 $4,694 $4,071 $12,508 $8,138 Income (Loss) from Operations Space $(542) $(662) $(369) $(1,204) $(439) Connectivity 1,656 1,188 923 2,844 1,956 AI (1,257) (2,469) (1,524) (3,726) (2,460) Total $(143) $(1,943) $(970) $(2,086) $(943) Segment Adjusted EBITDA Space $(205) $(351) $(93) $(556) $131 Connectivity 2,597 2,087 1,583 4,684 3,200 AI 1,146 (609) (276) 537 (387) Total $3,538 $1,127 $1,214 $4,665 $2,944 Capex Space $1,174 $1,052 $946 $2,226 $1,705 Connectivity 1,367 1,332 1,130 2,699 1,944 AI 15,828 7,723 749 23,551 3,316 Total $18,369 $10,107 $2,825 $28,476 $6,965 Note: Segment Adjusted EBITDA is a non-GAAP financial measure. A reconciliation to the most comparable GAAP financial measure is provided elsewhere in this release. 3

Space Segment Operating and Financial Data

$, in millions (except where noted)	Three Months Ended			Six Months Ended	
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Customer launches (#)	10	7	9	17	21
Internal launches (#)	28	33	37	61	63
Total launches (#)	**38**	**40**	**46**	**78**	**84**
Customer payloads *(in metric tons)*	87	45	88	132	163
Internal payloads *(in metric tons)*	397	511	563	908	938
Mass to orbit (in metric tons)	**485**	**556**	**652**	**1,041**	**1,102**
Launch services revenues	$648	$330	$490	$978	$1,056
Launch & development revenues	314	289	256	603	555
Space revenues	**$962**	**$619**	**$746**	**$1,581**	**$1,611**
Less:					
Cost of revenue	$329	$281	$330	$610	$627
Research and development	1,076	930	693	2,006	1,219
Selling, general, and administrative	99	70	87	169	175
Impairment	—	—	5	—	29
Loss from operations	**$(542)**	**$(662)**	**$(369)**	**$(1,204)**	**$(439)**
Segment Adjusted EBITDA reconciliation					
Loss from operations	$(542)	$(662)	$(369)	$(1,204)	$(439)
Depreciation & amortization	158	166	146	324	308
Share-based compensation	179	145	125	324	233
Impairment	—	—	5	—	29
Space Adjusted EBITDA	**$(205)**	**$(351)**	**$(93)**	**$(556)**	**$131**
Space Capex	$1,174	$1,052	$946	$2,226	$1,705

Space Business Highlights

- Space revenues grew 55% sequentially and 29% year-over-year to $962 million, driven by a higher number of large customer launches and a favorable customer shift compared to the prior year
- Total costs and expenses for the Space segment were up by $389 million year-over-year, as we continued to accelerate R&D investments in our Starship program, which we believe will reduce the cost to orbit by 99% or more relative to the historical average, and unlock significant revenue potential across all business segments
- Leading launch provider for the world with 78 launches and 1,041 metric tons of mass to orbit deployed over the six months ended June 30, 2026, primarily allocated to Connectivity for the deployment of our Starlink constellation
- Starship V3 development continued to advance towards full and rapid reusability:
  - Completed Starship V3's first suborbital mission in May, Flight 12, which achieved a successful lift off from our new Starbase pad, a precision landing of Starship's upper stage, and deployment of modified V2 Starlink satellites
  - Subsequent to the second quarter, completed Starship Flight 13 in July, which achieved all flight objectives including deploying 20 production V3 satellites, demonstrating in-space relight of a Raptor engine, and executing the softest ever splashdown of Starship, providing critical views of an intact heatshield

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Connectivity Segment Operating and Financial Data

$, in millions (except where noted)	Three Months Ended			Six Months Ended	
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Starlink Subscribers (#, in millions, as of period end)	12.0	10.3	6.0	12.0	6.0
Starlink ARPU ($ per month)	$66	$66	$85	$66	$85
Consumer revenues	$2,485	$2,148	$1,721	$4,633	$3,213
Enterprise & government revenues	1,806	1,109	867	2,915	1,849
Connectivity revenues	**$4,291**	**$3,257**	**$2,588**	**$7,548**	**$5,062**
Less:					
Cost of revenue	$2,060	$1,651	$1,401	$3,711	$2,615
Research and development	294	205	143	499	266
Selling, general, and administrative	281	213	121	494	225
Income from operations	**$1,656**	**$1,188**	**$923**	**$2,844**	**$1,956**
Segment Adjusted EBITDA reconciliation					
Income from operations	$1,656	$1,188	$923	$2,844	$1,956
Depreciation & amortization	805	783	569	1,588	1,078
Share-based compensation	136	116	91	252	166
Connectivity Adjusted EBITDA	**$2,597**	**$2,087**	**$1,583**	**$4,684**	**$3,200**
Connectivity Capex	$1,367	$1,332	$1,130	$2,699	$1,944

Connectivity Business Highlights

- Connectivity revenues were up 32% sequentially and 66% year-over-year to $4.3 billion, driven by strong Starlink subscriber growth, with Consumer revenues up 16% sequentially and 44% year-over-year, and an increase in Enterprise & Government revenues, up 63% sequentially and 108% year-over-year
- Total costs and expenses for the Connectivity segment were up $970 million year-over-year, driven primarily by increased spend to support revenue growth, as well as higher R&D expenses for our next-generation V3 satellites, which we expect to deliver meaningful increases in broadband capacity and data density
- Drove income from operations for the Connectivity segment up 79% year-over-year to $1.7 billion, and improved Connectivity Adjusted EBITDA by 64% year-over-year to $2.6 billion
- Reached 12.0 million Starlink Subscribers as of the end of Q2 2026, doubling year-over-year and up 1.7 million sequentially, while maintaining ARPU at $66, in line with Q1 2026
- Demonstrated traction across our enterprise business: signed a major agreement with American Airlines; activated our service on a number of new airlines including Southwest, Virgin Atlantic, Iberia and Aer Lingus; and launched new Starlink Mobile partnerships with international carriers, including SoftBank, NTT Docomo and Spark NZ
- Awarded over $6 billion in multi-year U.S. government contracts for Starshield, our secure satellite network designed specifically for government customers and national security applications, primarily from two major Space Force contracts for LEO-based communications and sensing constellations
- Received FCC approval of the EchoStar license transfer for 65 MHz of spectrum in the U.S. and certain global Mobile Satellite Service spectrum licenses

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AI Segment Operating and Financial Data

$, in millions (except where noted)	Three Months Ended			Six Months Ended	
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Nameplate compute (in GW)	1.4	1.0	0.4	1.4	0.4
Advertising revenues	$367	$343	$426	$710	$870
AI solutions & infrastructure revenues	2,194	475	311	2,669	595
AI revenues	**$2,561**	**$818**	**$737**	**$3,379**	**$1,465**
Less:					
Cost of revenue	$1,106	$456	$551	$1,562	$1,002
Research and development	2,178	2,379	1,122	4,557	2,030
Selling, general, and administrative	532	463	398	995	699
Restructuring charges (credits)	2	(11)	190	(9)	194
Loss from operations	**$(1,257)**	**$(2,469)**	**$(1,524)**	**$(3,726)**	**$(2,460)**
Segment Adjusted EBITDA reconciliation					
Loss from operations	$(1,257)	$(2,469)	$(1,524)	$(3,726)	$(2,460)
Depreciation & amortization	1,885	1,493	811	3,378	1,584
Share-based compensation	516	378	247	894	295
Restructuring charges (credits)	2	(11)	190	(9)	194
AI Adjusted EBITDA	**$1,146**	**$(609)**	**$(276)**	**$537**	**$(387)**
AI Capex	$15,828	$7,723	$749	$23,551	$3,316

AI Business Highlights

- AI revenues were up 213% sequentially and 247% year-over-year to $2.6 billion, primarily driven by an increase in AI solutions and infrastructure revenues from new Cloud Service Agreements, as well as an increase in Grok and X subscription revenues
- Total costs and expenses for the AI segment were up $1.6 billion year-over-year, driven by increased R&D investment, primarily due to higher infrastructure spend as we accelerated compute deployment
- Cut operating loss by 49% compared to Q1 2026 to a loss of $1.3 billion and achieved positive AI Adjusted EBITDA of $1.1 billion
- Expanded compute capacity to 1.4 GW, up from 1.0 GW in Q1 2026 and 0.4 GW in Q2 2026, with the continued build-out of Colossus II and with significant incremental capacity under construction
- Entered into several Cloud Services Agreements totaling $14.1 billion in contracted sales to provide customers with access to compute capacity, which resulted in $1.6 billion in incremental AI infrastructure revenues for the second quarter
- Announced an agreement to acquire Cursor for $60 billion to accelerate our AI enterprise offerings with one of the most advanced AI coding tools available. We expect to close the deal in the third quarter of 2026
- Subsequent to the second quarter, released Grok 4.5 in July, our largest and smartest model yet, built to excel at coding, agentic tasks, and knowledge work. The model was trained alongside Cursor and incorporates our 1.5 trillion-parameter V9 foundation model

SPACEX 6

Other Key Business Developments On June 15, 2026, SpaceX announced the closing of our historic initial public offering of an aggregate 638,888,888 shares of Class A common stock, bringing net proceeds of approximately $85.7 billion. The shares of Class A common stock began trading on the Nasdaq Global Select Market and Nasdaq Texas on June 12, 2026, under the ticker symbol “SPCX.” On June 26, 2026, SpaceX closed a $25 billion inaugural bond issuance of investment-grade senior notes, strengthening the balance sheet and funding long-term growth initiatives. The notes have five tranches maturing on July 15, 2031, July 15, 2033, July 15, 2036, July 15, 2046, and July 15, 2056, with annual interest rates between 5.35% and 6.65% with a weighted average interest rate of 5.855%. Conference Call and Livestream Information SpaceX will discuss its financial and operational results in a live audio-only webcast beginning at 3:30 p.m. CT / 4:30 p.m. ET on August 4, 2026. The webcast and replay can be accessed at ir.spacex.com. The event will also be livestreamed on X @SpaceX. The day after the call, a transcript will also be available at ir.spacex.com. Notes Note 1. Non-GAAP Financial Measures Management believes that certain financial measures that are not presented in accordance with GAAP provide management and investors with useful supplemental information that provides a meaningful view of our financial condition and results of operations across periods by removing the impact of items that management believes do not directly reflect our ongoing operating performance. Adjusted EBITDA and Segment Adjusted EBITDA are supplemental measures that are not required by or presented in accordance with GAAP. In evaluating our performance as measured by Adjusted EBITDA and Segment Adjusted EBITDA, management recognizes and considers the limitations of these measures. Other companies in our industry may calculate Adjusted EBITDA and Segment Adjusted EBITDA differently than we do or may not calculate them at all, limiting their usefulness as comparative measures. Because of these limitations, Adjusted EBITDA and Segment Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), income (loss) from operations, or any other measure calculated in accordance with GAAP, and should be considered together with our GAAP financial measures and the reconciliations to the corresponding most directly comparable GAAP financial measures set forth under “Reconciliation of Net Loss to Adjusted EBITDA” and elsewhere in this release. Adjusted EBITDA is defined as net income (loss) excluding (i) depreciation and amortization, (ii) share-based compensation, (iii) restructuring charges, (iv) impairments, (v) interest expense, (vi) interest income, (vii) other income (expense), net and (viii) provision for (benefit from) income taxes. Segment Adjusted EBITDA is defined as segment income (loss) from operations excluding (i) depreciation and amortization, (ii) share-based compensation, (iii) restructuring charges, and (iv) impairments. Adjusted EBITDA and Segment Adjusted EBITDA are key performance measures that our management uses to assess our financial performance as well as for internal planning and forecasting purposes. We consider Adjusted EBITDA and Segment Adjusted EBITDA to be meaningful performance measures for investors to evaluate our operating performance and to compare the financial results between periods. Note 2. Other Definitions Contracted sales refers to the total value of the contracts signed for the non-cancellable, enforceable period, which includes the revenue recognized in the period as well as any deferred revenue related to these contracts. It does not include any estimated revenue amounts for the future periods that are cancellable either by us or the customer. 7

Consolidated Financial Statements

Space Exploration Technologies Corp.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Revenue	$ 7,814	$ 4,071	$ 12,508	$ 8,138
Costs and expenses				
Cost of revenue	3,495	2,282	5,883	4,244
Research and development	3,548	1,958	7,062	3,515
Selling, general, and administrative	912	606	1,658	1,099
Restructuring charges (credits)	2	190	(9)	194
Impairment	—	5	—	29
Total costs and expenses	7,957	5,041	14,594	9,081
Loss from operations	(143)	(970)	(2,086)	(943)
Interest expense (related party of $327 and $- for the three months ended June 30, 2026 and 2025, respectively, and $513 and $- for the six months ended June 30, 2026 and 2025, respectively)	(629)	(411)	(1,293)	(858)
Interest income	340	98	553	215
Other income (expense), net	(86)	413	(1,962)	202
Loss before income taxes	(518)	(870)	(4,788)	(1,384)
Provision for income taxes	23	138	29	152
Net loss	$ (541)	$ (1,008)	$ (4,817)	$ (1,536)
Net loss attributable to shareholders - basic and diluted	$ (541)	$ (1,008)	$ (5,488)	$ (1,536)
Net loss per share of common stock attributable to common shareholders				
Basic and Diluted	$ (0.09)	$ (0.34)	$ (1.12)	$ (0.53)
Weighted average shares used in computing net loss per share of common stock				
Basic and Diluted	5,864	2,929	4,879	2,902

Reconciliation of Net Loss to Adjusted EBITDA
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Net loss	$ (541)	$ (1,008)	$ (4,817)	$ (1,536)
Add (deduct):				
Depreciation and amortization	2,848	1,526	5,290	2,970
Share-based compensation	831	463	1,470	694
Restructuring charges	2	190	(9)	194
Impairments	—	5	—	29
Interest expense	629	411	1,293	858
Interest income	(340)	(98)	(553)	(215)
Other income (expense), net	86	(413)	1,962	(202)
Provision for income taxes	23	138	29	152
Adjusted EBITDA	$ 3,538	$ 1,214	$ 4,665	$ 2,944

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Space Exploration Technologies Corp. Consolidated Balance Sheets (in millions, except per share data) (unaudited) June 30, 2026 December 31, 2025 Assets Current assets Cash and cash equivalents ................................................................................................................................................ $ 93,522 $ 24,747 Marketable securities ........................................................................................................................................................ 6,487 — Accounts receivable, net of allowance for credit losses of $50 and $39 at June 30, 2026 and December 31, 2025, respectively .................................................................................................................................................................. 3,596 1,579 Inventory ............................................................................................................................................................................. 2,718 2,416 Prepaid expenses and other current assets ...................................................................................................................... 1,724 2,210 Total current assets .................................................................................................................................................... 108,047 30,952 Property, plant, and equipment, net ........................................................................................................................................ 65,736 42,602 Finance lease right-of-use assets .......................................................................................................................................... 1,118 1,260 Intangible assets, net ............................................................................................................................................................... 1,318 1,548 Digital assets ............................................................................................................................................................................ 1,098 1,637 Goodwill .................................................................................................................................................................................... 11,645 11,809 Deferred tax assets .................................................................................................................................................................. 354 141 Other assets ............................................................................................................................................................................. 3,454 2,130 Total assets ................................................................................................................................................................. $ 192,770 $ 92,079 Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Equity Current liabilities Accounts payable ..................................................................................................................................................................... 8,243 11,792 Deferred revenue, current ....................................................................................................................................................... 7,977 6,111 Debt and finance leases, current (related party of $2,039 and $455 at June 30, 2026 and December 31, 2025, respectively) ........................................................................................................................................................................ 2,525 928 Accrued expenses and other current liabilities ...................................................................................................................... 2,377 2,569 Total current liabilities ............................................................................................................................................................ 21,122 21,400 Long-term liabilities Deferred revenue, net of current ............................................................................................................................................ 6,309 6,005 Debt and finance leases, net of current (related party of $11,290 and $4,052 at June 30, 2026 and December 31, 2025, respectively) ........................................................................................................................................................................ 36,839 21,968 Other liabilities ......................................................................................................................................................................... 1,276 1,381 Total liabilities ........................................................................................................................................................................ 65,546 50,754 Commitments and contingencies (Note 16) Redeemable convertible preferred stock Redeemable convertible preferred stock, par value $0.001; - and 2,351 shares issued; - and 2,046 shares outstanding as of June 30, 2026 and December 31, 2025, respectively ........................................................................................................ — 38,752 Shareholders’ equity Preferred stock, par value $0.001; - shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively — — Class A common stock, par value $0.001; 7,607 and 2,036 shares issued; 7,607 and 1,952 shares outstanding as of June 30, 2026 and December 31, 2025, respectively .................................................................................................................... 7 3 Class B common stock, par value $0.001; 5,569 and 644 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively ......................................................................................................................................... 6 1 Class C common stock, par value $0.001; - and 482 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively ........................................................................................................................................................... — 0 Additional paid-in capital ......................................................................................................................................................... 167,344 37,706 Accumulated deficit ................................................................................................................................................................ (41,852) (37,035) Accumulated other comprehensive income ........................................................................................................................... 1,719 1,898 Total shareholders’ equity ...................................................................................................................................................... 127,224 2,573 Total liabilities, redeemable convertible preferred stock, and shareholders’ equity ........................................................ $ 192,770 $ 92,079 9

Space Exploration Technologies Corp. Selected Cash Flow Information (in millions) (unaudited) Six Months Ended June 30, 2026 2025 Net cash provided by (used in) ................................................................................................................................................. Operating activities ............................................................................................................................................................ $ 3,466 $ 351 Investing activities ............................................................................................................................................................. (34,487) (6,032) Financing activities ............................................................................................................................................................ 100,291 9,199 Net change in cash and cash equivalents and restricted cash ......................................................................................... 69,228 3,593 Cash and cash equivalents and restricted cash, beginning of the period ............................................................................. 25,124 11,501 Cash and cash equivalents and restricted cash, end of the period ..................................................................................... $ 94,352 $ 15,094 About SpaceX Founded in 2002, SpaceX is the only company building the integrated hardware and software infrastructure of the future across space, connectivity, and AI. At our core, we are builders. We design, manufacture, launch, and operate products and services built on cutting-edge technologies, including the world’s most advanced rockets and spacecraft. Forward Looking Statements This release contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve risks, contingencies and uncertainties, which are difficult to predict and many of which are beyond our control. These risks, contingencies, and uncertainties and other important factors are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and the final prospectus filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended. The forward- looking statements in this release speak only as of the date of this release. We undertake no obligation to update these statements unless required by law, and we caution you not to place undue reliance on them. Contacts Investors investors@spacex.com 10